Exhibit 10.4

INTELLECTUAL PROPERTY MATTERS AGREEMENT
by and between
DANAHER CORPORATION
and
VERALTO CORPORATION
Dated as of [●], 2023

INTELLECTUAL PROPERTY MATTERS AGREEMENT
This INTELLECTUAL PROPERTY MATTERS AGREEMENT (this “Agreement”), dated as of [●], 2023, is entered into by and between Danaher Corporation (“Danaher”), a Delaware corporation, and Veralto Corporation, a Delaware corporation (“Veralto”). “Party” or “Parties” means Danaher or Veralto, individually or collectively, as the case may be.
W I T N E S S E T H:
WHEREAS, the Parties have entered into that certain Separation and Distribution Agreement, dated as of the date hereof, (the “Separation Agreement”); and
WHEREAS, as of the Distribution Date, the Danaher Group may own certain Patents and Know-How that are necessary or used in the Veralto Business as of the Distribution Date, and the Veralto Group may own certain Patents and Know-How that are necessary or used in the Danaher Retained Businesses as of the Distribution Date, and Danaher wishes to grant to Veralto, and Veralto wishes to grant to Danaher, a license to such Intellectual Property in accordance with the terms hereof.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01Definitions.
(a)Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as in the Separation Agreement.
(b)The following capitalized terms used in this Agreement shall have the meanings set forth below:
“Copyrights” means copyrights, copyrightable works, and copyright registrations and applications, (excluding, in each case, names, trademarks and service marks).
“Danaher Field of Use” means the Danaher Retained Business and natural evolutions or extensions thereof.
“Danaher Licensed Copyrights” means the Copyrights that are (i) owned by the Danaher Group as of the Distribution Date and (ii) used in the Veralto Business as of the Distribution Date.

“Danaher Licensed IP” means the Danaher Licensed Know-How, Danaher Licensed Copyrights, Danaher Licensed Software and Danaher Licensed Patents, excluding DBS.
“Danaher Licensed Know-How” means the Know-How that is (a) owned by the Danaher Group as of the Distribution Date and (b) used in the Veralto Business as of the Distribution Date.
“Danaher Licensed Patents” means (a) the Patents that are (i) owned by the Danaher Group as of the Distribution Date and (ii) used in the Veralto Business as of the Distribution Date, and (b) all Valid Claims of other Patents that are owned by the Danaher Group that claim priority to the Patents described in clause (a) to the extent such Valid Claims are fully supported by such Patents.
“Danaher Licensed Software” means the software set forth on Schedule 2.02 attached hereto.
“DBS” shall have the meaning set forth in the DBS License Agreement.
“DBS License Agreement” means the DBS License Agreement of even date herewith by and between Danaher and Veralto.
“Distribution Date” has the meaning set forth in the Separation Agreement.
“Know-How” means trade secrets, and all other confidential or proprietary information, know-how, inventions, processes, formulae, models, and methodologies, but in each case excluding Patents.
“Licensed IP” means (a) the Veralto Licensed IP, as licensed to Danaher hereunder and (b) the Danaher Licensed IP, as licensed to Veralto hereunder.
“Licensee” means (a) Veralto, with respect to the Danaher Licensed IP and (b) Danaher, with respect to the Veralto Licensed IP.
“Licensee Field of Use” means (a) with respect to Veralto, the Veralto Field of Use, and (b) with respect to Danaher, the Danaher Field of Use.
“Licensor” means (a) Veralto, with respect to the Veralto Licensed IP, and (b) Danaher, with respect to the Danaher Licensed IP.
“Licensor IP” means (a) with respect to Veralto, the Veralto Licensed IP and (b) with respect to Danaher, the Danaher Licensed IP.
“Patents” means patents and patent applications, and any and all related national or international counterparts thereto, including any divisionals, continuations, continuations-in-part, reissues, reexaminations, substitutions and extensions thereof.

“Third Party” means any Person other than Danaher, Veralto, and their respective Affiliates.
“Valid Claim” means a claim of an issued and unexpired Patent that (i) has not been revoked or held unenforceable or invalid by a decision of a court or other Governmental Entity of competent jurisdiction from which no appeal can be taken or has been taken within the time allowed for appeal and (ii) has not been abandoned, disclaimed, denied, or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise in such country.
“Veralto Field of Use” means the field of the Veralto Business and natural evolutions or extensions thereof.
“Veralto Licensed Copyrights” means the Copyrights that are (i) owned by the Veralto Business as of the Distribution Date and (ii) used in the Danaher Retained Business as of the Distribution Date.
“Veralto Licensed IP” means the Veralto Licensed Know-How, Veralto Licensed Copyrights and Veralto Licensed Patents.
“Veralto Licensed Know-How” means the Know-How that is (a) owned by the Veralto Group as of the Distribution Date and (b) used in the Danaher Retained Business as of the Distribution Date.
“Veralto Licensed Patents” means (a) the Patents that are (i) owned by the Veralto Group as of the Distribution Date and (ii) used in the Danaher Retained Business as of the Distribution Date, and (b) all Valid Claims of other Patents that are owned by the Veralto Group that claim priority to the Patents described in clause (a) to the extent such Valid Claims thereof are fully supported by such Patents.
ARTICLE II
GRANTS OF RIGHTS
Section 2.01License to Veralto of Danaher Licensed IP. Subject to the terms and conditions of this Agreement, Danaher hereby grants, and shall cause its Affiliates to grant, to Veralto a non-exclusive, royalty-free, fully paid-up, irrevocable, sublicensable (in connection with activities in the Veralto Field of Use by Veralto and its Affiliates but not for the independent use of Third Parties), and worldwide license to the Danaher Licensed IP in the Veralto Field of Use (“Veralto License”). Subject to the terms and conditions of this Agreement, the Veralto License shall include the right to exercise any and all rights in the Danaher Licensed IP in the Veralto Field of Use, including the right to use, practice, copy, perform, render, develop, modify, and make derivative works of the Danaher Licensed IP within the Veralto Field of Use and to make, have made, use, sell, offer for sale, export and import any products, services or technologies, in each case with respect to the Veralto Field of Use.

Section 2.02License to Danaher of Veralto Licensed IP. Subject to the terms and conditions of this Agreement, Veralto hereby grants, and shall cause its Affiliates to grant, to Danaher a non-exclusive, royalty-free, fully paid-up, irrevocable, sublicensable (in connection with activities in the Danaher Field of Use by Danaher and its Affiliates but not for the independent use of Third Parties), and worldwide license to the Veralto Licensed IP solely within the Danaher Field of Use (“Danaher License”). Subject to the terms and conditions of this Agreement, the foregoing license shall include the right to exercise any and all rights in the Veralto Licensed IP in the Danaher Field of Use, including the right to use, practice, copy, perform, render, develop, modify, and make derivative works of the Veralto Licensed IP within the Danaher Field of Use and to make, have made, use, sell, offer for sale, export and import any products, services or technologies, in each case with respect to the Danaher Field of Use.
Section 2.03Limitations. Notwithstanding anything to the contrary herein, the licenses hereunder are subject to any rights of or obligations owed to any Third Party under any Contracts existing as of the Distribution Date between Licensor or its Affiliates and any such Third Party.
Section 2.04Reservation of Rights. Each Party reserves its and its Affiliates’ rights in and to all Intellectual Property that is not expressly licensed hereunder. Without limiting the foregoing, this Agreement and the licenses and rights granted herein do not, and shall not be construed to, confer any rights upon either Party, its Affiliates, or its sublicensees by implication, estoppel, or otherwise as to any of the other Party’s or its Affiliates’ Intellectual Property, except as otherwise expressly set forth herein.
Section 2.05DBS. Notwithstanding anything to the contrary herein, no rights under or with respect to DBS are granted pursuant to this Agreement.
ARTICLE III
INTELLECTUAL PROPERTY OWNERSHIP
Section 3.01Ownership.
(a)As between the Parties, Licensee acknowledges and agrees that (i) Licensor owns the Licensor IP, (ii) none of Licensee, its Affiliates or its sublicensees will acquire any rights in the Licensor IP, except for the licenses and sublicenses granted pursuant to Sections 2.01 and 2.02, and (iii) Licensee shall not, and shall cause its Affiliates and its sublicensees to not, represent that they have an ownership interest in any of the Licensor IP.
(b)As between the Parties, each Party shall own all improvements and modifications made by or on behalf of such Party with respect to the Licensed IP; provided that, with respect to Licensee, such improvements and modifications shall not include, and shall be subject to the provisions of this Agreement as they concern, the Licensed IP to which such improvements or modifications are made.

ARTICLE IV
PROSECUTION, MAINTENANCE AND ENFORCEMENT
Section 4.01Responsibility. Subject to Section 4.02, Licensor shall be solely responsible for filing, prosecuting, and maintaining all Patents within the Licensor IP, in Licensor’s sole discretion. Licensor shall be responsible for any costs associated with filing, prosecuting, and maintaining such Patents.
Section 4.02Defense and Enforcement. Licensor shall have the sole right, but not the obligation, to elect to bring an Action or enter into settlement agreements regarding the Licensor IP, at Licensor’s sole cost and expense.
Section 4.03No Additional Obligations. This Agreement shall not obligate either Party to disclose or deliver to the other Party, or maintain, register, prosecute, pay for, enforce, or otherwise manage any Intellectual Property except as expressly set forth herein.
ARTICLE V
DISCLAIMERS; LIMITATIONS ON LIABILITY AND REMEDIES
Section 5.01Disclaimer of Warranties. The Parties acknowledge and agree that (a) the Licensor IP is provided as-is, (b) the Licensee assumes all risks and Liability arising from or relating to its use of and reliance upon the Licensor IP and (c) each Party makes no representation or warranty with respect thereto. EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES REGARDING THE LICENSOR IP, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY IN REGARD TO QUALITY, PERFORMANCE, NONINFRINGEMENT, MISAPPROPRIATION, COMMERCIAL UTILITY, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
Section 5.02Compliance with Laws and Regulations. Each Party hereto shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement. FOR THE AVOIDANCE OF DOUBT AND NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EACH PARTY EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED OBLIGATION OR WARRANTY WITH RESPECT TO THE LICENSOR IP THAT COULD BE CONSTRUED TO REQUIRE LICENSOR TO PROVIDE LICENSOR IP HEREUNDER IN SUCH A MANNER TO ALLOW LICENSEE (OR ITS AFFILIATES) TO ITSELF COMPLY WITH ANY LAW APPLICABLE TO THE ACTIONS OR FUNCTIONS OF SUCH LICENSEE (OR ITS AFFILIATES).
ARTICLE VI
LIABILITY AND INDEMNIFICATION
Section 6.01Procedures. The provisions of Article V of the Separation Agreement shall govern any and all Liabilities or indemnification (including any Indemnifiable

Losses) under or in connection with this Agreement, whether arising from statute, principle of common or civil law, principles of strict liability, tort, contract or otherwise under or in connection with this Agreement.
ARTICLE VII
CONFIDENTIALITY
Section 7.01Disclosure and Use Restrictions.
(a) Licensee shall hold, and shall cause its Affiliates and its and their respective officers, employees, agents, consultants and advisors to hold, in strict confidence (and not to disclose or release or use, including for any ongoing or future commercial purpose, without the prior written consent of Licensor (which may be withheld in such Party’s sole and absolute discretion, except where disclosure is required by applicable Law)), any and all Confidential Information concerning or belonging to Licensor or its Affiliates; provided that Licensee and its Affiliates may disclose, or may permit disclosure of, such Confidential Information (i) to its respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such Information for auditing and other non-commercial purposes and are informed of the obligation to hold such Information confidential and in respect of whose failure to comply with such obligations, the applicable Party will be responsible, (ii) if any Party or any of its respective Affiliates is required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of Law or stock exchange rule or is advised by outside counsel in connection with a proceeding brought by a Governmental Entity that it is advisable to do so, (iii) as required in connection with any legal or other proceeding by one Party against any other Party or in respect of claims by one Party against the other Party brought in a proceeding, (iv) as necessary in order to permit a Party to prepare and disclose its financial statements in connection with any regulatory filings or Tax Returns, (v) as necessary for a Party to enforce its rights or perform its obligations under this Agreement, (vi) to Governmental Entities in accordance with applicable procurement regulations and contract requirements or (vii) to other Persons in connection with their evaluation of, and negotiating and consummating, a potential strategic transaction, to the extent reasonably necessary in connection therewith, provided an appropriate and customary confidentiality agreement has been entered into with the Person receiving such Confidential Information. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made by a Third Party pursuant to clause (ii), (iii), (v) or (vi) above, Licensee shall promptly notify (to the extent permissible by Law) Licensor of the existence of such request, demand or disclosure requirement and shall provide Licensor a reasonable opportunity to seek an appropriate protective order or other remedy, which Licensee will cooperate in obtaining to the extent reasonably practicable. In the event that such appropriate protective order or other remedy is not obtained, Licensee shall furnish only that portion of the Confidential Information that is required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded such Confidential Information.

(b) Each Party acknowledges that it and the other members of its Group may have in its or their possession confidential or proprietary Information of Third Parties that was received under confidentiality or non-disclosure agreements with such Third Party while such Party and/or members of its Group were part of the Danaher Group. Each Party shall comply, and shall cause the other members of its Group to comply, and shall cause its and their respective officers, employees, agents, consultants and advisors (or potential buyers) to comply, with all terms and conditions of any such third-party agreements entered into prior to the Distribution Date, with respect to any confidential and proprietary Information of Third Parties to which it or any other member of its Group has had access.
(c)Notwithstanding anything to the contrary set forth herein, (i) the Parties shall be deemed to have satisfied their obligations hereunder with respect to the Confidential Information of the other Party if they exercise at least the same degree of care that applies to Danaher’s confidential and proprietary information pursuant to policies in effect as of the Distribution Date and (ii) confidentiality obligations provided for in any Contract between each Party or its Affiliates and their respective employees shall remain in full force and effect. Notwithstanding anything to the contrary set forth herein, Confidential Information of any Party in the possession of and used by the other Party as of the Distribution Date may continue to be used by such Party in possession of the Confidential Information in and only in the operation of the Veralto Business (in the case of the Veralto Group) or the Danaher Retained Business (in the case of the Danaher Group); provided that such Confidential Information may only be used by such Party and its officers, employees, agents, consultants and advisors in the specific manner and for the specific purposes for which it is used as of the date of this Agreement; and may only be shared with additional officers, employees, agents, consultants and advisors of such Party on a need-to-know basis exclusively with regard to such specified use.
(d)The Parties agree that irreparable damage may occur in the event that the provisions of this Section 7.01 were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to seek an injunction or injunctions to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
Section 7.02Survival. The confidentiality and nondisclosure obligations of this Article VII shall survive any termination of this Agreement.
ARTICLE VIII
TERM
Section 8.01Term. The term of this Agreement shall commence as of the Distribution Date and shall continue in perpetuity; provided that, (a) the license granted to Veralto in Section 2.01 with respect to the Danaher Licensed Patents expires upon expiration of the last-to-expire of the Valid Claims included in the Danaher Licensed Patents, and (b) the license granted to Danaher in Section 2.02 with respect to the Veralto Licensed Patents expires upon expiration of the last-to-expire of the Valid Claims included in the Veralto Licensed

Patents. Except as otherwise expressly set forth in Section 8.02, this Agreement may not be terminated unless agreed to in writing by the Parties.
Section 8.02Effect of Expiration and Termination; Accrued Rights; Survival.
(a)Accrued Rights. Upon the earlier of expiration or termination of this Agreement, in part or in its entirety, all licenses and rights granted to Licensee with respect to the Intellectual Property to which such expiration or termination relates shall immediately cease. Expiration and termination of this Agreement, in part or in its entirety, shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such expiration and termination (as applicable).
(b)Termination of Sublicenses. Any sublicenses that have been granted by a Licensee to a sublicensee with respect to the Intellectual Property subject to expiration or termination of this Agreement, in part or in its entirety, shall automatically terminate upon such expiration or termination.
(c)Return/Destruction of Materials. Upon termination of this Agreement, Licensee shall, and shall ensure that its sublicensees, within fifteen (15) Business Days of any request by Licensor, return to Licensor, or at Licensor’s election destroy, all of such Licensor’s Know-How licensed hereunder that is in their possession or control as of the date of termination.
(d)Surviving Obligations. The following provisions of this Agreement, together with all other provisions of this Agreement that expressly specify that they survive, shall survive expiration and termination of this Agreement, in part or in its entirety: Section 2.04, Section 5.01, this Section 8.02, and Articles III, VI, VII and IX.
ARTICLE IX
MISCELLANEOUS
Section 9.01Entire Agreement; Construction. This Agreement, including the Exhibits and Schedules, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. In the event of any conflict between this Agreement and the Tax Matters Agreement, the terms and conditions of the Tax Matters Agreement shall govern.
Section 9.02Counterparts. This Agreement may be executed in more than one counterpart, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties (including by facsimile, by .pdf, .gif, .jpeg or similar attachment to electronic mail or by DocuSign).

Section 9.03Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in English, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email with receipt confirmed by a non-automated response (followed by delivery of an original via overnight courier service) or by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.03):
If to Danaher:
Danaher Corporation
2200 Pennsylvania Ave., NW - Suite 800W
Washington, DC 20037-1701
Attn: General Counsel
To Veralto:
Veralto Corporation
1500 Mittel Blvd.
Wood Dale, Illinois 60191
Attn: General Counsel
Section 9.04Waivers. Any consent required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent and shall be effective only against such Party (and its Group). No failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 9.05Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party hereto without the prior written consent of the other Party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void. Notwithstanding the foregoing, this Agreement shall be assignable to (i) with respect to Danaher, an Affiliate of Danaher, or (ii) a bona fide Third Party in connection with a merger, reorganization, consolidation or the sale of all or substantially all the assets of a Party so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant Party by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party to this Agreement; provided, however, that in the case of each of the preceding clauses (i) and (ii), no assignment permitted by this Section 9.05 shall release the assigning Party from liability for the full performance of its obligations under this Agreement.
Section 9.06Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted assigns.

Section 9.07Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party at and after the Distribution Date, to the extent such Subsidiary remains a Subsidiary of the applicable Party.
Section 9.08Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon Third Parties any remedy, claim, Liability, reimbursement, claim of Action or other right in excess of those existing without reference to this Agreement.
Section 9.09Titles and Headings. Titles and headings to Articles and Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
Section 9.10Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.
Section 9.11Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.
Section 9.12Dispute Resolution. The provisions of Article VII of the Separation Agreement shall govern any Dispute under or in connection with this Agreement.
Section 9.13Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 9.14Interpretation.
(a)The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.
(b)When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

DANAHER CORPORATION

By:
Name:
Title:

VERALTO CORPORATION

By:
Name:
Title:
[Signature Page to Intellectual Property Matters Agreement]

Schedule 2.02
[intentionally omitted]